EXHIBIT A
                            CACI INTERNATIONAL, INC.

                         NOTICE RE NOMINEES FOR DIRECTOR


     The undersigned hereby notifies CACI INTERNATIONAL, INC. ("CACI"), pursuant to the CACI bylaws, that it intends to nominate Alan S. Parsow, David S. Logan, L.E. Wilson, Sean T. Mullen, Dr.William H. Evers Jr., Lawrence I. Batt, Louis B. Lloyd and John W. Woodmansee Jr. (the "Nominees") as directors of CACI at the CACI annual stockholders' meeting. The undersigned also represents that the following information is true and correct to the best of its knowledge and belief:

With respect to the stockholder giving this notice:

     1.       Name:   Parsow Partnership, Ltd.

     2.       Record Address:   2222 Skyline Drive
                                P.O. Box 818
                                Elkhorn, NE 68022

     3. Stock Class and Ownership: Parsow Partnership, Ltd. owns 366,400 shares of CACI Class A Common Stock as of September 13, 1999, and Elkhorn Partners, L.P. owns 196,600 shares of CACI Class A Common Stock as of September 13, 1999. Parsow Partnership and Elkhorn Partners are affiliated in that Alan S. Parsow is the General Partner of both entities.

With respect to the persons proposed to be nominated for election as directors:

     Alan S. Parsow

     1.       Age:     49

     2. Principal Occupation: General Partner of Parsow Partnership, Ltd. and Elkhorn Partners, L.P., two partnerships specializing in investments.

     3.       Business Address:     P.O. Box 818
                                    Elkhorn, NE

              Residence Address:    Same

     4. Stock Class and Ownership:Parsow Partnership, Ltd. beneficially owns 366,400 shares of CACI Class A Common Stock as of September 13, 1999, and Elkhorn Partners, L.P. beneficially owns 196,600 shares of CACI Class A Common Stock as of September 13, 1999. Parsow Partnership and Elkhorn Partners are affiliated in that Alan S. Parsow is the General Partner of both entities. Such shares are held of record by Bank of America Securities, 600 Montgomery Street, San Francisco, California.

     5. Business Experience: The Nominee's business experience during the past five years is as follows:

          1972 - Present            Parsow Partnership, Ltd.   General Partner
          1989 - Present            Elkhorn Partners, L.P.     General Partner

     6. Directorships: The Nominee is a director of the following companies which are registered pursuant to the Securities Exchange Act of 1934 or are registered as an investment company under the Investment Company Act of 1940:
Republic Funds Group.

     David S. Logan

     1.       Age:     81

     2.       Principal Occupation:     Managing Partner of Mercury Investments
                                        (a private investment company)

     3.       Business Address:         919 N. Michigan Ave., Ste. 3301
                                        Chicago, IL 60611

              Residence Address:        209 E. Lakeshore Dr.
                                        Chicago, IL 60611

     4.       Stock Class and Ownership:Class A Common Stock; 41,100 shares

     5. Business Experience: The Nominee's business experience during the past five years is as follows:

           1955 - Present            Mercury Investments      Managing Partner

     6. Directorships: The Nominee is a director of the following companies which are registered pursuant to the Securities Exchange Act of 1934 or are registered as an investment company under the Investment Company Act of 1940:
None


     L.E. Wilson

     1.       Age:     55

     2.       Principal  Occupation:  President of L. Edward Wilson &
                                      Associates, Inc. (a management advisory firm specializing in merger, acquisition and strategy planning)

     3.       Business Address:       6520 Cox Rd.
                                      Arrington, TN 37104

              Residence Address:      Same

     4.       Stock Class and Ownership:None

     5. Business Experience: The Nominee's business experience during the past five years is as follows:

        1992 - Present          L. Edward Wilson & Assoc.          President

     6. Directorships: The Nominee is a director of the following companies which are registered pursuant to the Securities Exchange Act of 1934 or are registered as an investment company under the Investment Company Act of 1940:
None

     Sean T. Mullen

     1.   Age:     43

     2.   Principal Occupation: Partner in Hancock & Dana P.C. (accounting firm)

     3.   Business Address:        12829 West Dodge Rd.
                                   Omaha, NE 68154

          Residence Address:       639 N. 157th Cir.
                                   Omaha, NE  68154

     4.   Stock Class and Ownership:Class A Common Stock; 3,600 shares

     5. Business Experience: The Nominee's business experience during the past five years is as follows:

        1994 - Present           Hancock & Dana P.C.             Partner

     6. Directorships: The Nominee is a director of the following companies which are registered pursuant to the Securities Exchange Act of 1934 or are registered as an investment company under the Investment Company Act of 1940:
None

     Dr. William H. Evers Jr.

     1.    Age:     56

     2.    Principal Occupation:     President & CEO of Systems,
                                     Technology & Science, LLC,
                                     (private consulting company)

     3.    Business Address:         10117 Walker Lake Drive
                                     Great Falls, VA 22066-3501

           Residence Address:        Same

     4.    Stock Class and Ownership:Class A Common Stock; 3,000 shares

     5. Business Experience: The Nominee's business experience during the past five years is as follows:

    1998 - Present   Systems, Technology & Science, LLC        President & CEO
    1996 - 1998      Kaiser Associates, Inc.                   Vice Chairman
    1994 - 1996      United States Department of Defense BMDO  Deputy Director

     6. Directorships: The Nominee is a director of the following companies which are registered pursuant to the Securities Exchange Act of 1934 or are registered as an investment company under the Investment Company Act of 1940:
None


     Lawrence I. Batt

     1.    Age:  53

     2.    Principal Occupation: President of Lawrence I. Batt, P.C. (law firm)

     3.    Business Address:     209 South 19th Street, Suite 400
                                 Omaha, NE 68102

           Residence Address:    10041 Fieldcrest Drive
                                 Omaha, NE 68114

     4.    Stock Class and Ownership:  None

     5. Business Experience: The Nominee's business experience during the past five years is as follows:

      1975 - Present            Lawrence I. Batt, P.C.              President

     6. Directorships: The Nominee is a director of the following companies which are registered pursuant to the Securities Exchange Act of 1934 or are registered as an investment company under the Investment Company Act of 1940:
None


     Louis B. Lloyd

     1.   Age:     57

     2.   Principal Occupation:     President and CEO of Belfinance Haussman
                                    (a private investment company)

     3.   Business Address:         156 West 56th St., 2001
                                    New York, NY 10019

          Residence Address:        444 E. 82nd St., 18A
                                    New York, NY 10028

     4.   Stock Class and Ownership:   None

     5. Business Experience: The Nominee's business experience during the past five years is as follows:

     1994 - Present         Belfinance Haussman            President & CEO

     6. Directorships: The Nominee is a director of the following companies which are registered pursuant to the Securities Exchange Act of 1934 or are registered as an investment company under the Investment Company Act of 1940:
Antigua Enterprises and National Wireless


     John W. Woodmansee Jr.

     1.   Age:     65

     2.   Principal Occupation:    President and CEO of Tactical & Rescue
                                   Equipment, LLC, (design and manufacturing firm specializing in tactical and rescue equipment)

     3.   Business Address:        5832 Gallant Fox Ln.
                                   Plano, TX 75093-4511

          Residence Address:       Same

     4.   Stock Class and Ownership:  None

     5. Business Experience: The Nominee's business experience during the past five years is as follows:

    1998 - Present Tactical & Rescue Equipment, LLC    President & CEO
    1997 - 1998    M & W Medical Management, Inc.      CEO & Chairman
    1994 - 1997    Perot Systems Corporation           Director and President of
                                                       North American Operations
                                                       and Sales

     6. Directorships: The Nominee is a director of the following companies which are registered pursuant to the Securities Exchange Act of 1934 or are registered as an investment company under the Investment Company Act of 1940:
None


With Respect to all Nominees:

     Except as set forth above, there is no other information related to any nominee that is required to be disclosed in solicitations for proxies for elections of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended.

     The undersigned has executed this document this 13th day of September, 1999.

                                 /s/  Alan S. Parsow

                                 Alan S. Parsow